Exhibit 35.2

SERVICER COMPLIANCE STATEMENT FOR

COLLEGE LOAN CORPORATION TRUST II

March 19, 2008

College Loan Corporation

14303 Gateway Place

Poway, CA 92064

In connection with the Annual Report on Form 10-K of the College Loan Corporation Trust II for the fiscal year ending December 31, 2007 (the “Report”) and pursuant to Item 1123 of Regulation AB of the Securities and Exchange Commission, the undersigned, a duly authorized officer of the CLC Servicing (the “Servicer”), does hereby certify and represent as follows:

1.

A review of the activities and performance of the Servicer under the Agreement dated as of June 1, 2006, between the Servicer and College Loan Corporation (the “Servicing Agreement”) for the period that is the subject of the Report has been made under the supervision of the undersigned;

2.

To the best knowledge of the undersigned, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the period that is the subject of the Report; and

3.	To the best knowledge of the undersigned, based on such review, there have been no failures to fulfill any such obligation in any material respect except as provided on Attachment A.

IN WITNESS WHEREOF, the undersigned has executed this Servicer Compliance Statement as of March 19, 2008.

CLC Servicing

By:	/s/ Steve Snyder
Name:	Steve Snyder
Title:	President, CLC Servicing

Attachment A

•	Reg. AB Section 1122 (d)(2)(i)

Transfer of borrower payments to Deutsche Bank custodial account were not made within 2 days of receipt of payment.

Resolution: CLC Servicing (“CLCS”) was wiring funds to Deutsche Bank every two business days but was not considering the payment posting date. Effective November 9, 2007, CLCS changed its process and began wiring funds to Deutsche Bank within two business days of the payment posting date on the CLCS System.

•	Reg. AB Section 1122 (d)(2)(vii)

Bank account reconciliations have reconciling items that are not cleared within 90 days.

Resolution: As of December 31, 2007, bank account reconciling items are cleared within 90 days.

•	Reg. AB Section 1122 (d)(4)(vi)

Between July and September 2007, the Student Status Confirmation Report (SSCR) automation process was undergoing system enhancements and SSCR reports with student status changes were not processed timely. This resulted in some loans not entering repayment in a timely manner.

Resolution: The backlog of SSCR processing was resolved in early September and SSCR processing has remained current.